Exhibit 10.26

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (this “Agreement”), dated and effective as of April 15, 2026 (the “Effective Date”), is by and between Coeptis Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), and Coeptis Therapeutics, Inc., a Delaware corporation (“Subsidiary”).

WHEREAS, the Company is a biopharmaceutical company which owns, acquires, and develops innovative cell therapy platforms for cancer, autoimmune, and infectious diseases;

WHEREAS, Subsidiary is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company and Subsidiary desire to enter into this Agreement pursuant to which the Company will convey certain of its biopharmaceutical operations assets and liabilities to Subsidiary and Subsidiary will accept such conveyance (the “Assignment”).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption. On the terms set forth in this Agreement, the Company hereby contributes, transfers, assigns, conveys and delivers to Subsidiary, and Subsidiary does hereby acquire, assume, accept and receive from the Company, all of the Company’s right, title and interest in, to and under all of the Company’s assets set forth on Schedule 1 hereto (the “Assets”). For the avoidance of doubt, “Assets” shall not include any assets related to GEAR Therapeutics, Inc.

2. Assumed Liabilities. The Assignment includes the assumption by Subsidiary of any and all liabilities and obligations of the Company directly or indirectly resulting from, relating to or arising out of the Assets at any time and of whatever kind or nature (whether absolute, accrued, contingent, determined, determinable, disclosed, known or unknown, or otherwise) (the “Assumed Liabilities”). Subsidiary hereby assumes and shall perform, pay and discharge when due the Assumed Liabilities. Nothing contained herein shall prevent Subsidiary or its affiliates from contesting at its cost in good faith any of the Assumed Liabilities with any third-party obligee.

3. No Representation or Warranty. The Assignment is made by the Company without recourse and without any express or implied representation or warranty of any kind or nature whatsoever, including with regards to the Assets and the Assumed Liabilities transferred to Subsidiary.

4. Indemnification. Subsidiary hereby agrees to indemnify, defend, and hold harmless the Company, its successors and assigns, from and against any and all claims, liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees, charges, and expenses in the enforcement of this indemnity), as well as any and all current or future obligations, of whatever any kind or nature (whether absolute, accrued, contingent, determined, determinable, disclosed, known or unknown, or otherwise) directly or indirectly resulting from, relating to or arising out of the Assets, the Assumed Liabilities or the Assignment, whether or not based on an event occurring (or alleged to have occurred) or a condition arising before or after the Effective Date.

5. Further Assurances. The Company and Subsidiary agree to execute any and all documents and instruments of transfer, assignment, assumption, or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

6. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties, and agreements, both written and oral, with respect to such subject matter.

7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

9. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10. Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

11. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the Effective Date.

THE COMPANY:

COEPTIS THERAPEUTICS HOLDINGS INC.

By:	/s/ David Mehalick
David Mehalick, CEO

SUBSIDIARY:

COEPTIS THERAPEUTICS, INC.

By:	/s/ David Mehalick
David Mehalick, CEO

SCHEDULE 1

Assigned Contracts

1.	Asset Purchase Agreement, dated August 16, 2023, by and between Deverra Therapeutics, Inc. and Coeptis Therapeutics Holdings, Inc. (the “Deverra APA”)

2.	License Agreement, dated August 16, 2023, by and between Deverra Therapeutics, Inc. and Coeptis Therapeutics Holdings, Inc.

3.	Sublicense Agreement, dated August 16, 2023, by and between Deverra Therapeutics, Inc. and Coeptis Therapeutics Holdings, Inc.

4.	Confirmation of an Exclusive License for Patents, dated August 16, 2023, executed by Deverra Therapeutics, Inc. and Coeptis Therapeutics Holdings, Inc.

5.	Independent Consulting Agreement, dated January 14, 2025, as amended July 25, 2025, by and between AMLS Holdings, LLC and Coeptis Therapeutics Holdings, Inc.

6.	Second Amended Consulting Agreement, dated December 9, 2024, by and between Alta Capital LLC and Coeptis Therapeutics Holdings, Inc.

7.	Consulting Agreement, dated June 23, 2025, by and between Rapid Waste Environmental Services, Inc. and Coeptis Therapeutics Holdings, Inc.

8.	Exchange Agreement, dated November 18, 2025, by and between Digital Innovations Holdings, Inc. and Coeptis Therapeutics Holdings, Inc.

9.	Side Letter Agreement, dated November 18, 2025, by and between Digital Innovations Holdings, Inc. and Coeptis Therapeutics Holdings, Inc.

Equity Securities

1.	2,696,203 shares of the capital stock of Jabez Biosciences, Inc.

2.	2,994,880 shares of the capital stock of NOK Therapeutics, Inc. Promissory Notes

1.	Promissory Note, dated July 18, 2025, executed by AMLS Holdings, LLC in favor of Coeptis Therapeutics Holdings, Inc.

2.	Promissory Note, dated December 19, 2025, executed by JMCQ Holdings, LLC in favor of Coeptis Therapeutics Holdings, Inc.

3.	Promissory Note, dated December 19, 2025, executed by Marlew, Ltd. in favor of Coeptis Therapeutics Holdings, Inc.

Other Assets

1.	All of the assets listed in Sections 1.5, 1.12, 1.21, 1.31, 1.36, 1.38-A, 1.38-B, 1.55 and 1.60 of the Disclosure Schedules to the Deverra APA.